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             ELECTRONIC TELE-COMMUNICATIONS, INC. AND SUBSIDIARY
                      COMPUTATION OF EARNINGS PER SHARE
        THREE-MONTH AND SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND 1996

                                                       THREE MONTHS ENDED                           SIX MONTHS ENDED
                                                            JUNE 30                                     JUNE 30
                                                   1997                  1996                     1997                1996
                                            ----------------------------------------     ----------------------------------------
Weighted average common
 shares outstanding:
  Class A common                                     2,003,949             2,003,949
  Class B common                                       500,000               500,000

Net effect of dilutive stock options -
based on the treasury stock method
using averaged market price:
 Class A common                                              -                     -
                                            ----------------------------------------

Total shares:*

 Class A common                                      2,003,949             2,003,949               2,003,949            2,003,949
                                            ========================================     ========================================
 Class B common                                        500,000               500,000                 500,000              500,000
                                            ========================================     ========================================
Net earnings (loss)                         $           14,621      $       (128,485)    $            92,551     $       (289,259)

Less dividends paid:
 Class A common                                              -                     -                 120,237              120,236
 Class B common                                              -                     -                       -                    -
                                           -----------------------------------------     ----------------------------------------
Undistributed earnings (loss)               $           14,621      $       (128,485)    $           (27,686)    $       (409,495)
                                           =========================================     ========================================
Allocation of undistributed
earnings (loss):
 Class A common                             $           11,701      $       (102,829)    $           (22,158)    $       (327,725)
 Class B common                                          2,920               (25,656)                 (5,528)             (81,770)

Calculation of earnings (loss) per share:

Class A common:
 Dividends paid                             $                -      $              -     $              0.06     $           0.06
 Allocation of undistributed
  earnings (loss)                                         0.01                 (0.05)                  (0.01)               (0.08)
                                            ----------------------------------------     ----------------------------------------
Earnings (loss) per Class A common share    $             0.01      $          (0.05)    $              0.05     $          (0.02)
                                            ========================================     ========================================

Class B common:
 Dividends paid                             $                -      $              -     $                 -     $              -
 Allocation of undistributed
  earnings (loss)                                         0.01                 (0.05)                  (0.01)               (0.08)
                                           -----------------------------------------     ----------------------------------------
Earnings (loss) per Class B common share                  0.01      $          (0.05)    $             (0.01)    $          (0.08)

                                           =========================================     ========================================


* Total shares of Class A common and Class B common for the Six-Month Periods Ended June 30, 1997 and 1996, are calculated as the weighted average of the quarters included.


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